Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the  incorporation by reference in this Registration Statement on Form S-8 (No. 333-    ) pertaining to the 2015 Stock Option and Incentive Plan of Aytu BioScience, Inc. (the “Company”) of our report dated September 26, 2019, with respect to the consolidated balance sheet of the Company as of June 30, 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended.

/s/ Plante & Moran, PLLC

Denver, Colorado February 24, 2020